UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2015

Affinia Group Intermediate Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-128166-10	34-2022081
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Wix Way Gastonia, North Carolina	28054
(Address of principal executive offices)	(Zip Code)

(704) 869-3300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

This Current Report on Form 8-K/A is filed as an amendment to the Current Report on Form 8-K of Affinia Group Intermediate Holdings Inc. (the “Company”) that was filed with the Securities and Exchange Commission on October 6, 2015 (the “Original Form 8-K”) to report, among other matters, the completion of the sale of the equity interest of Pellegrino Distribuidora de Autopecas Ltda. (“Pellegrino”) held by Affinia Canada ULC and Affinia Southern Holdings LLC, indirect wholly-owned subsidiaries of the Company. This Form 8-K/A amends Item 9.01 of the Original Form 8-K to provide certain unaudited pro forma financial statements of the Company reflecting the Company’s disposition of Pellegrino, as well as other related dispositions as described further therein.

Item 9.01	Financial Statements and Exhibits

(b)	Pro Forma Financial Information

The unaudited pro forma financial statements of the Company as of June 30, 2015, for the six months ended June 30, 2015, and for the year ended December 31, 2014 are filed as Exhibit 99.1 to this Current Report on Form 8-K/A and incorporated by reference in this Item 9.01(b).

(d)	Exhibits

99.1	Unaudited pro forma financial statements of Affinia Group Intermediate Holdings Inc. as of June 30, 2015, for the six months ended June 30, 2015 and for the year ended December 31, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Affinia Group Intermediate Holdings Inc.

Date: November 6, 2015	By:	/s/ David E. Sturgess
	Name:	David E. Sturgess
	Title:	Senior Vice President

Exhibit Index

Exhibit No.	Description
99.1	Unaudited pro forma financial statements of Affinia Group Intermediate Holdings Inc. as of June 30, 2015, for the six months ended June 30, 2015 and for the year ended December 31, 2014.